Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-119410) of Compass Minerals International, Inc. Directors’ Deferred Compensation Plan
(2)Registration Statement (Form S-8 No. 333-121965) of Compass Minerals International, Inc. Savings Plan
(3)Registration Statement (Form S-8 No. 333-127699) of Compass Minerals International, Inc. 2005 Incentive Award Plan
(4)Registration Statement (Form S-8 333-203922) of Compass Minerals International, Inc. 2015 Incentive Award Plan
(5)Registration Statement (Form S-8 333-238252) of Compass Minerals International, Inc. 2020 Incentive Award Plan
(6)Registration Statement (Form S-8 333-265569) of Compass Minerals International, Inc. 2020 Incentive Award Plan
(7)Registration Statement (Form S-3 No. 333-274622), of Compass Minerals International, Inc. dated September 29, 2023
(8)Registration Statement (Form S-8 No. 333-283200), of Compass Minerals International, Inc. 2020 Incentive Award Plan;

of our report dated November 29, 2023 (except for the effects of the restatement discussed in Note 1 and Note 23 to the consolidated financial statements included in the Company's 2023 Annual Report on Form 10-K/A, as to which the date is October 29, 2024), with respect to the consolidated financial statements and schedule of Compass Minerals International, Inc. in the report on Form 10-K for the year ended September 30, 2024.

/s/ Ernst & Young LLP

December 16, 2024
Kansas City, Missouri